AGREEMENT AND PLAN OF MERGER

                                      among

                               Fremont Corporation

                             Networker Systems, Inc.

                                       and

                        Wireless Frontier Internet, Inc.


                         Dated as of September 16, 2003

ARTICLE I         DEFINITIONS...................................................................................4
         1.1      Certain Definitions...........................................................................4
         1.2      Other Definitions.............................................................................5

ARTICLE II        THE MERGER....................................................................................6
         2.1      Merger; Surviving Corporation.................................................................6
         2.2      Articles of Incorporation.....................................................................6
         2.3      By-Laws. 6
         2.4      Directors and Officers........................................................................6
         2.5      Effective Time................................................................................6
         2.6      Merger Shares; Conversion and Cancellation of Securities......................................7
         2.7      Surrender of Company Certificates.............................................................7
         2.8      Stock Transfer Books..........................................................................9
         2.9      Dissenting Shares.............................................................................9
         2.10     Restriction on Transfer.......................................................................9
         2.11     Restrictive Legend...........................................................................10
         2.12     Closing. 10

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................10
         3.1      Due Organization and Qualification; Subsidiaries; Due Authorization..........................10
         3.2      Capitalization...............................................................................10
         3.3      Further Financial Matters....................................................................11
         3.4      No Other Representations.....................................................................11

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF WIRELESS...................................................11
         4.1      Due Organization and Qualification; Due Authorization........................................11
         4.2      No Conflicts or Defaults.....................................................................11
         4.3      Capitalization...............................................................................11
         4.4      Financial Statements.........................................................................12
         4.5      Further Financial Matters....................................................................12
         4.6      Brokers  12

ARTICLE V         COVENANTS OF WIRELESS........................................................................12
         5.1      Consents of the Wireless Shareholders........................................................12
         5.2      State Statutes...............................................................................12

ARTICLE VI        DELIVERIES...................................................................................12
         6.1      Items to Be Delivered to Wireless Prior to or at Closing by the Company......................12
         6.2      Items to Be Delivered to the Company Prior to or at Closing by Wireless......................13

ARTICLE VII       CONDITIONS PRECEDENT.........................................................................13

ARTICLE VIII      NO PUBLIC DISCLOSURE.........................................................................14

ARTICLE IX        CONFIDENTIAL INFORMATION.....................................................................14

ARTICLE X         TERMINATION..................................................................................14
         10.1     Termination..................................................................................14

ARTICLE XI        MISCELLANEOUS................................................................................15

         11.1     Survival of Representations, Warranties and Agreements.......................................15
         11.2     Access to Books and Records..................................................................15
         11.3     Further Assurances...........................................................................15
         11.4     Notice   15
         11.5     Entire Agreement.............................................................................16
         11.6     Successors and Assigns.......................................................................16
         11.7     Governing Law................................................................................16
         11.8     Counterparts.................................................................................17
         11.9     Construction.................................................................................17
         11.10    Severability.................................................................................17

     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as of  September  16,  2003  (the
"Agreement"), among FREMONT CORPORATION, a Delaware corporation, (the "Company"), NETWORKER SYSTEMS, INC., a Texas corporation and wholly owned subsidiary of the Company ("Merger Sub"), and WIRELESS FRONTIER INTERNET, INC., a Texas corporation ("Wireless"). Wireless, Merger Sub and the Company are collectively referred to herein as the "Parties.."

                                    RECITALS:

     WHEREAS, the respective boards of directors of each of Wireless, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Company's sole asset is a 100% equity interest in Winfill Holdings International Limited, a company organized under the laws of the British Virgin Islands (the "Subsidiary") which in turn holds an interest in a sino-foreign joint venture;

     WHEREAS, immediately after the consummation of the Merger, the Company will transfer all of the equity interest of the Subsidiary to Million Treasure Enterprises Limited, a British Virgin Islands corporation ("MTE"), and MTE will return to the Company 661,654 shares of the Company's Common Stock currently owned by MTE (the "MTE Shares") for cancellation and cancel a warrant to acquire 2,000,000 shares of the Company's Class B Common Stock (the "MTE Warrant");

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the Provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

     WHEREAS, the Company, Wireless and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:


     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral   Documents"  mean  the  Exhibits  and  any  other   documents,
instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

     "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

     "Company Common Stock" means the common shares of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     "Merger Shares" means the shares of Company Common Stock deliverable by the Company in exchange for Wireless Common Stock pursuant to Section 2.6.

     "Person"  means  any  natural  person,  corporation,   partnership,  trust,
unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

     "Wireless Common Stock" means the common shares of Wireless.

     "Wireless Shareholders" means, as of any particular date, the holders of Wireless Common Stock on that date.

     1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

Term                                                                                                       Schedule
----                                                                                                       --------
"Agreement"............................................................................................    Preamble
"Articles of Merger"...................................................................................         2.5
"BCA"..................................................................................................         2.1
"Closing"..............................................................................................        2.12
"Closing Date".........................................................................................        2.12
 "Company Financial Statements"........................................................................         3.4
"Conversion"...........................................................................................      2.6(a)
 "Dissenting Shares"...................................................................................         2.9
"Effective Time".......................................................................................         2.5
"Excluded Shares"......................................................................................      2.6(a)
 "Merger"..............................................................................................         2.1
 "Parties".............................................................................................    Preamble
 "Surviving Corporation"...............................................................................         2.1
"Wireless Common Stock"................................................................................      2.7(a)
"Wireless Certificates"................................................................................      2.7(a)

                                   ARTICLE II
                                   THE MERGER

     2.1 Merger; Surviving Corporation. In accordance with and subject to the provisions of this Agreement and the Texas Business Corporation Act ("BCA"), at the Effective Time, the Merger Sub shall be merged with and into Wireless (the "Merger"), and Wireless shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas. At the Effective Time, the separate existence of the Merger Sub shall cease. All properties, franchises and rights belonging to Wireless and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and Wireless.

     2.2 Articles of Incorporation. Wireless' articles of incorporation, as in effect at the Effective Time, shall continue in full force and effect as the articles of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

     2.3 By-Laws. Wireless' by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

     2.4 Directors and Officers. The directors of Wireless prior to the Effective Time shall be the directors of the Surviving Corporation. The members of the board of directors of the

Surviving Corporation shall serve thereafter in accordance with the articles of incorporation and by-laws of the Surviving Corporation and the BCA. The officers of Wireless prior to the Effective Time shall continue to serve as officers of the Surviving Corporation in accordance with the articles of incorporation and by-laws of the Surviving Corporation and the BCA.

     2.5 Effective Time. The Merger shall become effective at the time and date that the articles of merger (the "Articles of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of Texas in accordance with the provisions of Section 8.06 of the BCA. The Articles of Merger shall be executed by the Merger Sub and Wireless and delivered to the Secretary of State of the State of Texas for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

     2.6   Merger   Shares;   Conversion   and   Cancellation   of   Securities.


     (a) Conversion of Wireless Common Stock. At the Effective Time, all shares of Wireless Common Stock outstanding immediately before the Effective Time, other than shares described in Section 2.6(b) and other than Dissenting Shares, collectively, the "Excluded Shares", shall be converted, by virtue of the Merger, into 16,000,000 shares of the Company's Common Stock (the "Merger Shares") which shares shall be temporarily deposited with Jasper C. Knabb (the "escrow agent"), to be held by the Escrow Agent for distribution within ten (10) days of the date hereof on a pro rata basis among the then holders of Wireless Common Stock so, that the holders of Wireless Common Stock will own 71% of the Company's issued and outstanding capital stock on a fully diluted basis as of the Effective Date after giving effect to the Merger, subject to the following:

     (i) the allocation of the Merger Shares among Wireless Shareholders excluding the holders of Dissenting Shares shall be as set forth on Exhibit 2.6 to be delivered to the Company at least one business day prior to the Closing;

     (ii) the cancellation of the MTE Shares; and

     (iii) the cancellation of the MTE Warrant.

     At the Effective Time, all Wireless Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate formerly representing any Wireless Common Stock (other than Excluded Shares) shall thereafter represent only the right to the Merger Shares and any distribution or dividend pursuant to Section 2.7(b).

     (b) Treasury Shares, Etc. Each share of Wireless Common Stock held in the treasury of Wireless and each share of Wireless Common Stock, if any, held by the Company or any subsidiary of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

     (c) Fractional Shares. No certificates or scrip evidencing fractional shares of the exchange for Wireless Common Stock. All fractional share amounts shall be rounded up to the nearest whole share.

     2.7 Surrender of Company Certificates.

     (a) Exchange Procedures. Promptly after the Effective Time, the Company or its appointed designee shall mail to each holder of a certificate or certificates of Wireless Common Stock ("Wireless Certificates") whose shares are converted into the right to receive the Merger Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Wireless Certificates shall pass to the Company, only upon delivery of the Wireless Certificates to the Company and which shall be in such form and have such other provisions as the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Wireless Certificates in exchange for the Merger Shares and any dividends or other distributions pursuant to Section 2.7(b). Upon surrender of Wireless Certificates for cancellation to the Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Wireless Certificates shall be entitled to receive the Merger Shares in exchange therefor and any dividends or distributions payable pursuant to Section 2.7(b), and the Wireless Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Wireless Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.9, to evidence the ownership of the number of full shares of Company Common Stock into which such shares of the Wireless Common Stock shall have been so converted and any dividends or distributions payable pursuant to Section 2.7(b). Notwithstanding the foregoing, if any Wireless Certificate is lost, stolen, destroyed or mutilated, such holder shall provide evidence reasonably satisfactory to the Company as to such loss, theft, destruction or mutilation and an affidavit in form and substance satisfactory to the Company, and, thereupon, such holder shall be entitled to receive the Merger Shares in exchange therefor and any dividends or distributions payable pursuant to Section 2.7(b), and Wireless Certificates so surrendered shall forthwith be canceled.

     (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Wireless Common Stock with a record date after the Effective Time, will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Wireless Common Stock represented thereby until the holders of record of such Wireless Certificates shall surrender such Wireless Certificates or, in the case of any Wireless Certificate which is lost, stolen, destroyed or mutilated, an affidavit in form and substance satisfactory to the Company. Subject to applicable law, following surrender of any such Wireless Certificates or delivery of such affidavit, the Company shall deliver to the record holders thereof, without interest, the Merger Shares and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Wireless Common Stock.

     (c) Transfers of Ownership. If certificates for shares of Company Common Stock are to be issued in a name other than that in which the Wireless Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Wireless Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to the Company or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Company Common Stock in any name other than that of the registered holder of the Wireless Certificates surrendered, or established to the satisfaction of the Company or any agent designated by it that such tax has been paid or is not payable.

     (d) Required Withholding. In connection with any payment to any holder or former holder of the Wireless Common Stock, each of the Company and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Wireless Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (e) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither the Company, the Surviving Corporation nor any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Wireless Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Termination. Any holders of the Wireless Certificates who have not complied with this ARTICLE II shall look only to the Company or the Surviving Corporation for, and the Company and the Surviving Corporation shall remain liable for, payment of their claim for Merger Shares and any dividends or distributions with respect to Company Common Stock, without interest thereon.

     2.8 Stock Transfer Books. At the Effective Time, the stock transfer books of Wireless shall be closed, and there shall be no further registration of transfers of shares of Wireless Common Stock thereafter on the records of Wireless.

     2.9 Dissenting Shares. Shares of Wireless Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with Section 5.12 of the BCA (the "Dissenting Shares"), will not be converted into the right to receive the Merger Shares, and holders of such shares of Company Common Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Wireless Common Stock in accordance with the provisions of such Section 5.12 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the BCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Wireless Common Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Shares, without any interest thereon. Wireless will give the Company prompt notice of any demands received by Wireless for appraisal of shares of Wireless Common Stock. Prior to the Effective Time, Wireless will not, except with the prior written consent of the Company make any payment with respect to, or settle or offer to settle, any such demands.

     2.10 Restriction on Transfer. The Merger Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Merger Shares or any available exemption from registration under the Act, the Merger Shares must be held indefinitely. Wireless Shareholders are aware that the Merger Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company, which information is not currently available.

     2.12 Restrictive Legend. All certificates representing the Merger Shares shall contain the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING
       CERTAIN VOTING AND TRANSFER RIGHTS WITH RESPECT THERETO, ARE SUBJECT TO THE TERMS OF AN AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 16, 2003, AMONG FREMONT CORPORATION, NETWORKER SYSTEMS, INC., AND WIRELESS FRONTIER INTERNET, INC. A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE ISSUER. FURTHER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THERE FROM."

     2.12 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the "Closing") shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, or at such other location as the parties may agree as soon as practicable (the "Closing Date"), it being understood and agreed that the closing shall be deemed to occur simultaneously with the execution of this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Wireless that:

     3.1 Due Organization and  Qualification;  Subsidiaries;  Due Authorization.


     (a) The Company is a corporation duly incorporated, and under the laws of Delaware.

     (b) Except as set forth in Schedule 3.1(b) attached hereto, the Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

     3.2 Capitalization. Except as set forth on Schedule 3.2, the authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 100,000,000 shares of Common Stock par value $.0001 per share, of which 5,946,900 shares are issued and outstanding (of which 85,000 shares may be in dispute). All of the outstanding shares of capital stock are, and the Company Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the Company Shares, will not be, issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities.

     3.3 Further Financial Matters. Except as set forth on Schedule 3.3, to its knowledge, the Company does not have any Liabilities.

     3.4 No Other Representations. Except as set forth in this Article III, the Company is making no representations and warranties, it being understood and agreed that the Company (a) has no current financial information available, and
(b) is delinquent in its filings with the Securities and Exchange Commission and accordingly, no representation is given as to if and when the Company's capital stock may be publicly traded.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF WIRELESS

     Wireless represents and warrants to the Company that:

     4.1 Due Organization and Qualification; Due Authorization.


     (a) Wireless is a corporation duly organized, validly existing and in good standing under the laws of Texas, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

     (b)Wireless has requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Wireless has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Wireless, enforceable against Wireless in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     4.2 No Conflicts or Defaults. The execution and delivery of this Agreement by and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the organizational documents of Wireless, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Wireless is a party or by which Wireless or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Wireless, the Shareholder, or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Wireless.

     4.3 Capitalization. All of the Wireless Shares are, and when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or will not be transferred in violation of any rights of third parties. The Wireless Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Wireless to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for shares.

     4.4 Financial Statements. Schedule 4.4 contains copies of the audited balance sheet of Wireless as of December 31, 2002 and the related Statement of Operations, Stockholders' Equity and Cash Flows for the period then ended (the "Wireless Financial Statements"). The Wireless Financial Statements present fairly the financial position of Wireless as of the date and for the period indicated.

     4.5 Further Financial Matters. Except as set forth on Schedule 4.4, Wireless has no material liabilities or obligations which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Wireless Financial Statements.

     4.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any Person in such a manner as to give rise to any valid claim by any Person for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE V
                              COVENANTS OF WIRELESS

     Between the date of this Agreement and the Closing Date:

     5.1 Consents of the Wireless Shareholders. Promptly after the date hereof, Wireless will take all action necessary in accordance with its Articles of Incorporation and by-laws to solicit consents from the Wireless shareholders for the adoption and approval of this Agreement and approval of the Merger. Wireless will use its reasonable efforts to solicit from its shareholders consents in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the consent of its shareholders required by the BCA to obtain such approvals.

     5.2 State Statutes. Wireless and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI
                                   DELIVERIES

     6.1 Items to Be Delivered to Wireless Prior to or at Closing by the Company.

     (a) board of director and shareholder meetings in possession of Weingarten;

     (b) all financial information and tax returns in possession of Weingarten;

     (c) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

     (d) instructions for the issuance of certificates representing 16,000,000 Company Shares issued in the denominations as set forth opposite the respective names as designated by Wireless on or before the Closing, duly authorized, validly issued, fully paid for and non-assessable;

     6.2 Items to Be Delivered to the Company Prior to or at Closing by Wireless.

     (a) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto; and

     (b) designation of new directors.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) That each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time.

     (b) That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

     (c) Wireless shall have paid (a) all of the costs and expenses of the Company associated with the transactions contemplated by this Agreement, including the legal fees of Loeb & Loeb LLP and (b) Robert Weingarten, ("Weingarten") the amount of $20,000;

     (d) MTE and the Company shall have entered into an Asset Purchase Agreement so that immediately after the Closing the Company shall transfer to MTE all of equity interest in the Subsidiary in consideration for the cancellation of the MTE Shares and MTE Warrants and the cancellation of all sums owed by the Company to MTE and the Subsidiary. All such transfers and assignments shall be in form and substance reasonably satisfactory to Wireless and its counsel.

     (e) MTE shall have entered into an option agreement with R. Scott Rosenberger, Linda Howard, Patrick Cordero and Jaime Velasco pursuant to which MTE shall have granted to each optionee an option to acquire One Million shares of the Company's Common Stock at an aggregate exercise price of $10.00 per optionee to be exercised at any time between the period commencing 70 days following the Closing and ending 120 days following the Closing.

     (f) The Company shall have issued or provided irrevocable instructions to the Company's transfer agent to issue (a) 448,204 shares of the Company's Common stock to Weingarten; and (b) 1,125,000 shares of the Company's Common Stock to Kyle Hathaway and/or his designees.

                                  ARTICLE VIII
                              NO PUBLIC DISCLOSURE

     Without the prior written consent of the others, none of the Company, or Wireless will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

                                   ARTICLE IX
                            CONFIDENTIAL INFORMATION

     Confidential Information. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each party hereto will have access to data and confidential information relating to the other party. Each party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information; provided, however, that such obligations shall not apply to any data and information (i) which at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving party,
(iii) which the receiving party knew or to which the receiving party had access prior to disclosure by the disclosing party, (iv) which is required by law, regulation or exchange rule, or in connection with legal process, to be disclosed, or (v) which is disclosed by a receiving party to its attorneys or accountants, who shall respect the above restrictions.

                                   ARTICLE X
                                   TERMINATION

     10.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

     (a) The mutual agreement of the constituent parties;

     (b) Any party if:

     (i) provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

     (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

     (iii) If by September 30, 2003, the conditions precedents to the Closing are not satisfied or waived.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1  Survival  of   Representations,   Warranties  and   Agreements.   All
representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date.

     11.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

     11.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

     11.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to the Company:

                  c/o Robert Weingarten
                  5439 Lockhurst Drive
                  Woodland Hills, California 91367
                  Tel: (818) 704-9116
                  Fax: (818) 704-4215

                  cc: David L. Ficksman, Esq.
                  Loeb & Loeb LLP
                  10100 Santa Monica Boulevard, Suite 2200
                  Tel: (310) 282-2350
                  Fax: (310) 282-2200

                  If to Wireless:

                  c/o  Roger Kimmel, Esq.
                  114 Barrington Town Square
                  Suite 159
                  Aurora, Ohio 44202
                  Tel: (330) 995-0051
                  Fax: (303) 562-1669

                  Or such other address as any such party may notify to the other parties to the Agreement by not less than three (3) Business Day's notice.

     11.5 Entire Agreement. This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     11.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     11.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. 1.3

     11.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


FREMONT CORPORATION


By:
   --------------------------------------------------
   WIRELESS FRONTIER INTERNET, INC.


By:
   --------------------------------------------------
   NETWORKER SYSTEMS, INC.


By:
   --------------------------------------------------

                                 Schedule 3.1(b)

Winfill Holdings International Limited a British Virgin Islands Company

                                  Schedule 3.3

CT Corporation (corporate agent) - $265.00

Computershare Trust Company, Inc. (transfer fee) - $1,897.00

The Nasdaq Stock Market,  Inc. (1999 listing fee;  Fremont was delisted in early
1999) - $4,000.00

Beverly Wilshire Investment Co. (rent) - $118.50

State of Delaware (franchise tax)

Final order and judgement dated September 13, 1995 against Fremont Corporation in the United States District Court for the Southern District of New York in favor of C.R.A. Realty Corporation - $2,850.00 (received by Fremont in March
2001).

Claim of Anthony Pintaura dated November 8, 1999 for injuries sustain on August 26, 1999 while riding a Diamondback Viper; claim asserted by law firm Schondebare & Brown (received by Fremont in November 1999); amount unknown.

Claim of Gary W. Cruickshank, the Chapter 7 Trustee of the estate of CSA, Inc., dated August 10,2000, for pre-petition payments made to Fogance Industries Ltd., a Hong Kong company, aggregating $652,721.00. Fogance is a subsidiary of South China Bicycles Co. Ltd., a PRC company which is a subsidiary of South China Bycycles Winfill Limited, a Sino-foreign joint venture, which is a subsidiary of Winfill Holdings International Limited, a BVI corporation, which is a subsidiary of Fremont.

Claim of Jonathan Mork dated August 1, 1997, for 108,000 shares of common stock, to be registered on Form S-8 (never issued or registered).

Claim of Jerry Song dated August 1, 1997, for 12,000 shares of common stock, to be registered on Form S-8 (never issued or registered).

Claim of Todd Huffman under a six month consulting contract dated August 21, 1998 for unpaid consulting fees of $12,000, warrants to purchase 20,000 shares of common stock exercisable for three years at $1.50 per share, to be registered on Form S-8 (never issued or registered).

Claim of Champ Pacific Capital Limited (Kevin Chan) under an 18 month consulting contract effective October 1, 1996 for $100,000.

The following  liabilities that need to be settled as a contribution to capital:
Due to MTE: $27,380. Due to subsidiaries and affiliates (Winfill Holdings International Limited, South China Bicycles Winfill Limited, South China Bicycles Co. Ltd., and Fogance Industries Limited, among others): $159,171.

Liability to Robert Weingarten ($111,250 as of December 31, 2001).

                                       20